Exhibit 99.1

FOR IMMEDIATE RELEASE January 27, 2020

CenterState Bank Corporation Announces

Fourth Quarter 2019 Results

(all amounts are in thousands, except per share data, or unless otherwise noted)

WINTER HAVEN, FL. – January 27, 2020 - CenterState Bank Corporation (Nasdaq: CSFL) (the “Company” or “CenterState”) announced fourth quarter 2019 results.  Highlights for the period ended December 31, 2019 and selected performance metrics are set forth below.

•	Returns and Capital Management:
o

Return on Average Common Equity: 9.8% in the fourth quarter 2019 compared to 7.6% in the previous quarter; Return on Tangible Average Common Equity (“ROTCE”) (non-GAAP(1)) and adjusted ROTCE (non-GAAP(1)) of 18.8% and 19.1%, respectively, for the fourth quarter 2019 compared to 14.6% and 17.8%, respectively, for the previous quarter

o

Book Value per Share: increased to $23.14 per share compared to $20.60 at December 31, 2018; tangible book value per share (non-GAAP(1)) increased to $12.76 per share, an 11.0% increase compared to December 31, 2018, during a year in which the company repurchased 4.6% of its shares and closed its acquisition of National Commerce Corporation; tangible equity to tangible assets (non-GAAP(1)) ended the year at 10.1%

o

Approval of Dividend Increase and Share Repurchase Plan: as announced on January 16, 2020, the Company’s Board approved a 27.3% increase in its quarterly dividend to $0.14 per share and a repurchase authorization of up to 6.5 million shares

•	Net Income Growth:
o

Diluted Earnings per Share (“EPS”): $0.56 in the fourth quarter 2019 compared to $0.43 in the previous quarter; adjusted EPS (non-GAAP(1)) of $0.57 in the fourth quarter 2019 compared to $0.53 in the previous quarter

o

Return on Average Assets (“ROAA”): ROAA and adjusted ROAA (non-GAAP(1)) of 1.63% and 1.66%, respectively, for the fourth quarter 2019 compared to 1.27% and 1.57%, respectively, for the previous quarter

o	Efficiency Ratio (Non-GAAP(1)): 54.3% reported, 52.1% adjusted for the fourth quarter 2019 compared to 62.3% and 51.9% in the previous quarter
•	Revenue Growth(2):
o	Revenue: $208.3 million in the fourth quarter 2019, an increase of $4.8 million or 2.4%, from the previous quarter
o	Net Interest Margin, tax equivalent (“NIM”) (Non-GAAP(1)): NIM increased 6 bps to 4.25%; excluding all loan accretion, core NIM declined 0.06% from the previous quarter
o	Reduction in Deposit Costs: cost of deposits declined to 0.67% during the fourth quarter, a 0.07% decline from the prior quarter
o	Non-interest income(3): 1.15% of average assets for the current quarter and 1.05% for the year, exceeding the Company’s 1.0% target in spite of the Durbin impact beginning in the 2019 third quarter

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019		2018		2019		2018
		Adjusted (4)		Adjusted (4)		Adjusted (4)		Adjusted (4)
	Reported	(Non-GAAP)	Reported	(Non-GAAP)	Reported	(Non-GAAP)	Reported	(Non-GAAP)
Net income	$71,132	$72,231	$50,651	$51,913	$225,396	$256,220	$156,435	$182,571
Return on average assets	1.63%	1.66%	1.64%	1.68%	1.42%	1.61%	1.43%	1.67%
Return on average tangible equity (Non-GAAP)(1)	18.8%	19.1%	19.8%	20.2%	16.2%	18.4%	17.7%	20.5%
Earnings per share diluted	$0.56	$0.57	$0.52	$0.54	$1.87	$2.13	$1.76	$2.06
Efficiency ratio, tax equivalent (Non-GAAP)(1)	54.3%	52.1%	53.4%	50.3%	59.3%	51.9%	60.0%	51.4%

(1)	See reconciliation tables starting on page 9, Explanation of Certain Unaudited Non-GAAP Financial Measures.
(2)	Revenue is defined as net interest income plus non-interest income.
(3)	Non-interest income excludes gain or loss on sale of available for sale securities.
(4)

Performance metrics presented above are adjusted for gain or loss on sale of available for sale securities, merger-related expenses, deferred tax asset write down, gain on sale of deposits and amortization of intangible assets, which for the three and twelve months ended December 31, 2019, represent direct severance, system terminations, and legal and professional fees, that are not duplicative of current operations, and other items.  See reconciliation tables starting on page 9, Explanation of Certain Unaudited Non-GAAP Financial Measures.

Condensed Consolidated Income Statement (unaudited)

Condensed consolidated income statements (unaudited) are shown below for the periods indicated.

	Three Months Ended					Twelve Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2018
Interest income
Loans	$167,685	$166,479	$167,676	$116,285	$116,754	$618,125	$405,881
Investment securities	13,404	13,472	14,453	14,002	13,516	55,331	49,122
Federal Funds sold and other	2,783	3,974	3,124	1,995	1,911	11,876	5,629
Total interest income	183,872	183,925	185,253	132,282	132,181	685,332	460,632
Interest expense
Deposits	22,276	24,463	23,037	13,323	12,360	83,099	33,260
Securities sold under agreement to repurchase	278	293	299	236	203	1,106	632
Other borrowed funds	2,880	3,680	2,679	3,978	3,289	13,217	11,445
Corporate debentures	513	542	557	570	647	2,182	2,213
Interest expense	25,947	28,978	26,572	18,107	16,499	99,604	47,550
Net interest income	157,925	154,947	158,681	114,175	115,682	585,728	413,082
Provision for loan losses	3,048	3,692	2,792	1,053	2,100	10,585	8,283
Net interest income after loan loss provision	154,877	151,255	155,889	113,122	113,582	575,143	404,799

Gain (loss) on sale of securities available for sale	13	—	(5)	17	—	25	(22)
Gain on sale of deposits	—	—	—	—	—	—	611
All other non-interest income	50,316	48,488	37,948	29,283	32,396	166,035	104,538
Total non-interest income	50,329	48,488	37,943	29,300	32,396	166,060	105,127

Merger related expenses	159	16,994	15,739	6,365	1,668	39,257	34,912
All other non-interest expense	113,250	110,042	106,250	78,108	77,852	407,650	277,555
Total non-interest expense	113,409	127,036	121,989	84,473	79,520	446,907	312,467

Income before income tax	91,797	72,707	71,843	57,949	66,458	294,296	197,459
Income tax provision	20,665	17,006	16,721	13,306	15,807	67,698	41,024
Net income before earnings attributable to noncontrolling interest	71,132	55,701	55,122	44,643	50,651	226,598	156,435
Earnings attributable to noncontrolling interest	—	603	599	—	—	1,202	—
Net income	$71,132	$55,098	$54,523	$44,643	$50,651	$225,396	$156,435
Net income attributable to CenterState Bank Corporation	$71,109	$55,077	$54,502	$44,620	$50,619	$225,308	$156,319

Earnings per share - Basic	$0.57	$0.43	$0.42	$0.47	$0.53	$1.88	$1.78
Earnings per share - Diluted	$0.56	$0.43	$0.42	$0.46	$0.52	$1.87	$1.76
Dividends per share	$0.11	$0.11	$0.11	$0.11	$0.10	$0.44	$0.40
Average common shares outstanding (basic)	125,147	127,840	129,848	95,741	95,603	119,747	87,641
Average common shares outstanding (diluted)	126,082	128,739	130,768	96,501	96,450	120,604	88,759
Common shares outstanding at period end	125,174	126,037	129,006	95,913	95,680	125,174	95,680
Effective tax rate	22.51%	23.59%	23.47%	22.96%	23.78%	23.10%	20.78%

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

Presented below are condensed consolidated balance sheets for the periods indicated.

	Ending Balance
Condensed Consolidated Balance Sheets	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Assets
Cash and due from banks	$326,168	$598,808	$399,952	$256,580	$135,352
Fed funds sold and Fed Reserve Bank deposits	163,890	238,470	437,386	339,223	231,981
Trading securities	4,987	4,273	651	—	1,737
Investment securities:
Available for sale	1,886,724	1,779,956	1,792,757	1,701,396	1,727,348
Held to maturity	202,903	207,209	210,756	214,240	216,833
Total investment securities	2,089,627	1,987,165	2,003,513	1,915,636	1,944,181
Loans held for sale	142,801	125,182	95,108	49,474	40,399
Loans:
Originated loans	5,922,879	5,494,738	4,888,357	4,349,627	4,108,656
Acquired loans	5,925,596	6,278,686	6,667,101	3,850,312	4,072,877
Purchased Credit Impaired ("PCI") loans	135,468	142,982	157,303	149,456	158,971
Total gross loans	11,983,943	11,916,406	11,712,761	8,349,395	8,340,504
Allowance for loan losses	(40,655)	(41,991)	(40,653)	(40,052)	(39,770)
Loans, net of allowance	11,943,288	11,874,415	11,672,108	8,309,343	8,300,734
Premises, equipment and right of use assets, net	328,869	327,977	324,974	248,625	227,454
Goodwill	1,204,417	1,204,417	1,204,417	802,880	802,880
Core deposit intangible	91,157	95,175	99,200	63,511	66,225
Bank owned life insurance	330,155	328,736	326,689	269,144	267,820
OREO	5,092	6,558	5,881	5,981	2,909
Deferred income tax asset, net	28,786	37,921	44,637	38,030	51,462
Other assets	482,788	591,279	422,081	289,210	264,454
Total Assets	$17,142,025	$17,420,376	$17,036,597	$12,587,637	$12,337,588

Liabilities and Equity
Deposits:
Non-interest bearing	$3,929,183	$4,081,078	$3,990,883	$3,152,251	$2,923,640
Interest bearing	2,613,933	2,430,149	2,493,870	1,813,028	1,811,006
Total checking accounts	6,543,116	6,511,227	6,484,753	4,965,279	4,734,646
Money market accounts	3,525,571	3,648,449	3,569,025	2,156,667	2,216,571
Savings deposits	811,150	780,052	725,124	703,949	704,159
Time deposits	2,256,555	2,423,335	2,433,183	1,921,130	1,821,960
Total deposits	13,136,392	13,363,063	13,212,085	9,747,025	9,477,336
Federal funds purchased	379,193	259,077	276,963	303,017	294,360
Other borrowings	325,484	423,662	310,595	302,534	451,187
Other liabilities	404,238	516,872	346,442	207,509	143,361
Stockholders' equity:
Common stockholders’ equity	2,896,718	2,857,702	2,878,377	2,027,552	1,971,344
Noncontrolling interest	—	—	12,135	—	—
Total equity	2,896,718	2,857,702	2,890,512	2,027,552	1,971,344

Total Liabilities and Equity	$17,142,025	$17,420,376	$17,036,597	$12,587,637	$12,337,588

SELECTED CONSOLIDATED FINANCIAL DATA

The table below summarizes selected financial data for the periods presented.

	Three Months Ended					Twelve Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2018
Selected financial data
Return on average assets (annualized)	1.63%	1.27%	1.30%	1.47%	1.64%	1.42%	1.43%
Adjusted return on average assets (annualized) (Non-GAAP) (1)	1.66%	1.57%	1.59%	1.63%	1.68%	1.61%	1.67%

Return on average common equity (annualized)	9.80%	7.56%	7.63%	9.05%	10.38%	8.47%	9.41%
Adjusted return on average common equity (annualized) (Non-GAAP) (1)	9.95%	9.34%	9.31%	10.03%	10.64%	9.63%	10.98%

Return on average tangible equity (annualized) (Non-GAAP) (1)	18.77%	14.61%	14.95%	16.80%	19.78%	16.25%	17.68%
Adjusted return on average tangible equity (annualized) (Non-GAAP) (1)	19.05%	17.85%	18.04%	18.54%	20.25%	18.36%	20.49%

Efficiency ratio (tax equivalent) (Non-GAAP) (1)	54.3%	62.3%	61.9%	58.7%	53.4%	59.3%	60.0%
Adjusted efficiency ratio, tax equivalent (Non-GAAP) (1)	52.1%	51.9%	51.7%	52.3%	50.3%	51.9%	51.4%

Dividend payout	19.6%	25.6%	26.2%	23.9%	19.2%	23.5%	22.7%
Loan / deposit ratio	91.2%	89.2%	88.7%	85.7%	88.0%
Common stockholders’ equity (to total assets)	16.9%	16.4%	16.9%	16.1%	16.0%
Common equity per common share	$23.14	$22.67	$22.31	$21.14	$20.60
Common tangible equity per common share (Non-GAAP) (1)	$12.76	$12.32	$12.17	$12.08	$11.49
Common tangible equity (to total tangible assets) (Non-GAAP) (1)	10.1%	9.6%	10.0%	9.9%	9.6%
Tier 1 capital (to average assets)	9.7%	9.5%	9.9%	10.3%	10.1%

(1)	See reconciliation tables starting on page 9, Explanation of Certain Unaudited Non-GAAP Financial Measures.

ESTIMATED IMPACT OF ADOPTION OF CURRENT EXPECTED CREDIT LOSSES (“CECL”)

The Company continues to evaluate the impact of the adoption of CECL.  Based on the most recent analysis, the Company expects the Allowance for Loan Losses (“ALLL”) as a percentage of total loans to increase in the range of 50 bps to 70 bps, as a result of the adoption of CECL.  This increase includes the reclassification of the credit mark on Purchased Credit Deteriorated (“PCD”) loans from loan discount to Allowance for Credit Losses (“ACL”).  In addition, the Company estimates a reserve for potential losses on unfunded commitments to be in the range of $5 to $10 million, which will be recorded as a liability.  Based on these ranges, the impact to retained earnings, net of deferred taxes, for the increase in ACL, reserve for the unfunded commitments and expected credit losses on debt securities is estimated to be in the range of $35 to $60 million, resulting in a range of 20 bps to 35 bps reduction in tangible common equity as a percentage of total tangible assets. The estimates on the potential impact of the adoption of CECL on the Company’s financial statements are based on ongoing analyses, current expectations and forecasted economic conditions.  These estimates are contingent upon continued refinement of assumptions, methodologies and judgments, which the Company will finalize in the first quarter 2020.

Loan Portfolio

The table below summarizes the Company’s loan portfolio over the most recent five-quarter ends.

	Ending Balance
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Real estate loans
Residential	$2,558,339	$2,530,119	$2,536,324	$1,818,228	$1,760,918
Commercial	6,406,684	6,297,425	6,153,379	4,481,375	4,541,434
Land, development and construction loans	1,004,578	1,061,701	1,057,532	658,373	642,590
Total real estate loans	9,969,601	9,889,245	9,747,235	6,957,976	6,944,942
Commercial loans	1,762,416	1,772,266	1,714,121	1,181,628	1,188,974
Consumer and other loans	247,407	250,225	247,049	206,754	203,895
Total loans before unearned fees and costs	11,979,424	11,911,736	11,708,405	8,346,358	8,337,811
Unearned fees and costs	4,519	4,670	4,356	3,037	2,693

Total Loans	$11,983,943	$11,916,406	$11,712,761	$8,349,395	$8,340,504

Loan production

DEPOSITS

	Ending Balance
Deposit mix	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Checking accounts
Non-interest bearing	$3,929,183	$4,081,078	$3,990,883	$3,152,251	$2,923,640
Interest bearing	2,613,933	2,430,149	2,493,870	1,813,028	1,811,006
Savings deposits	811,150	780,052	725,124	703,949	704,159
Money market accounts	3,525,571	3,648,449	3,569,025	2,156,667	2,216,571
Time deposits	2,256,555	2,423,335	2,433,183	1,921,130	1,821,960
Total deposits	$13,136,392	$13,363,063	$13,212,085	$9,747,025	$9,477,336

Non time deposits as percentage of total deposits	83%	82%	82%	80%	81%
Time deposits as percentage of total deposits	17%	18%	18%	20%	19%
Total deposits	100%	100%	100%	100%	100%

NET INTEREST MARGIN

The Company’s NIM increased 6 bps from 4.19% in the previous quarter to 4.25% during the current quarter, primarily as a result of higher accretion income due to an increase in payoffs on acquired loans and a decline in the cost of interest bearing liabilities due to Federal Reserve rate cuts and a reduction in LIBOR rates. The tax equivalent yield on the originated loan portfolio decreased by 24 bps from the prior quarter to 4.85%. The tax equivalent yield on the securities portfolio decreased by 7 bps from 2.74% in the prior quarter to 2.67% during the current quarter.  The total decrease in yield for the tax equivalent originated loan and securities, however, was offset by an increase in fourth quarter 2019 loan accretion to $18,093, which increased NIM by 48 bps, as compared with the previous quarter’s $13,569, which increased NIM by 36 bps. The NIM was positively impacted by a 71 bps decrease in the cost of federal funds purchased as well as a 7 bps decrease in the cost of total deposits, a result of the Company’s focus on reducing the cost of rate-sensitive deposits.

The table below summarizes yields and costs by various interest earning asset and interest bearing liability account types for the current quarter, the previous calendar quarter and the same quarter last year.

	Three Months Ended
	Dec. 31, 2019			Sep. 30, 2019			Dec. 31, 2018
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Balance	Inc/Exp	Rate	Balance	Inc/Exp	Rate	Balance	Inc/Exp	Rate
Originated loans (1)	$5,819,393	$71,101	4.85%	$5,301,936	$67,989	5.09%	$3,997,730	$48,036	4.77%
Acquired loans (1)	6,115,107	88,716	5.76%	6,482,939	91,127	5.58%	4,170,721	59,720	5.68%
PCI loans	138,584	8,224	23.54%	147,099	7,652	20.64%	162,813	9,448	23.02%
Taxable securities	1,803,467	11,664	2.57%	1,759,629	11,741	2.65%	1,665,809	11,833	2.82%
Tax-exempt securities (1)	221,438	1,948	3.49%	220,026	1,933	3.49%	216,936	1,964	3.59%
Fed funds sold and other	681,768	2,783	1.62%	790,635	3,974	1.99%	343,049	1,911	2.21%
Total interest earning assets (1)	$14,779,757	$184,436	4.95%	$14,702,264	$184,416	4.98%	$10,557,058	$132,912	4.99%

Non-interest earnings assets	2,531,319			2,490,042			1,681,312
Total assets	$17,311,076			$17,192,306			$12,238,370

Interest bearing deposits	$9,207,290	$22,275	0.96%	$9,166,386	$24,464	1.06%	$6,456,452	$12,360	0.76%
Fed funds purchased	304,489	1,330	1.73%	289,821	1,781	2.44%	235,696	1,499	2.52%
Other borrowings	310,436	1,829	2.34%	367,481	2,191	2.37%	326,337	1,993	2.42%
Corporate debentures	32,711	513	6.22%	32,622	542	6.59%	39,816	647	6.45%
Total interest bearing liabilities	$9,854,926	$25,947	1.04%	$9,856,310	$28,978	1.17%	$7,058,301	$16,499	0.93%

Non-interest bearing deposits	4,081,634			4,004,554			3,091,289
All other liabilities	494,914			429,109			153,628
Total equity	2,879,602			2,902,333			1,935,152
Total liabilities and equity	$17,311,076			$17,192,306			$12,238,370

Net Interest Spread (1)			3.91%			3.81%			4.06%
Net Interest Margin (1)			4.25%			4.19%			4.37%

Cost of Total Deposits			0.67%			0.74%			0.51%
(1)	Tax equivalent yield (Non-GAAP); see reconciliation tables starting on page 9, Explanation of Certain Unaudited Non-GAAP Financial Measures.

The table below summarizes accretion income for the periods presented.

	Three Months Ended					Twelve Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2018
PCI accretion	$5,908	$5,418	$5,248	$7,904	$7,187	$24,478	$26,381
Non-PCI accretion	12,185	8,151	10,335	4,951	6,177	35,622	22,390
Total loan accretion	$18,093	$13,569	$15,583	$12,855	$13,364	$60,100	$48,771

The table below compares the unpaid principal balance and the carrying balance (book balance) of the Company’s total Acquired and PCI loans at December 31, 2019.

	Principal	Carrying	Total Loan
	Balance	Balance	Discount		Percentage
Acquired Loans	$5,977,548	$5,925,596	($51,952)		0.9%
PCI loans	196,409	135,468	(60,941)	(1)	31.0%
Total purchased loans	$6,173,957	$6,061,064	($112,893)		1.8%
(1)	Represents a credit discount of $18,109 and a non-credit discount of $42,832.

NON-INTEREST INCOME

Non-interest income increased $1,841 to $50,329 during the current quarter compared to $48,488 in the previous quarter. The increase is mainly attributable to an increase in correspondent banking revenue due to higher interest rate swap revenue in the correspondent banking division and an increase in SBA revenue, offset by approximately $841 decrease in merchant card related fees primarily due to the impact of the Durbin Amendment. The table below summarizes the Company’s non-interest income for the periods indicated.

Condensed Consolidated Non-Interest Income (unaudited)

	Three Months Ended					Twelve Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2018
Correspondent banking revenue	$23,346	$21,018	$11,534	$9,000	$9,893	$64,898	$33,388
Mortgage banking revenue	9,113	9,444	6,803	4,193	4,204	29,553	12,610
SBA revenue	1,785	1,411	1,252	688	497	5,136	3,532
Wealth management related revenue	878	801	875	607	725	3,161	2,657
Service charges on deposit accounts	7,993	7,990	7,507	6,678	7,349	30,168	22,831
Debit, prepaid, ATM and merchant card related fees	3,082	3,923	6,376	5,018	5,149	18,399	16,243
Other non-interest income	4,119	3,901	3,601	3,099	4,579	14,720	13,277
Subtotal	$50,316	$48,488	$37,948	$29,283	$32,396	$166,035	$104,538
Gain (loss) on sale of securities available for sale	13	—	(5)	17	—	25	(22)
Gain on sale of deposits	—	—	—	—	—	—	611
Total Non-Interest Income	$50,329	$48,488	$37,943	$29,300	$32,396	$166,060	$105,127

Note:  Certain prior period amounts have been reclassified to conform to the current period presentation format.

NON-INTEREST EXPENSES

Excluding merger-related expenses, non-interest expense increased $3,208 in the fourth quarter to $113,250 compared to the previous quarter, primarily driven by higher compensation expense associated with performance in the correspondent banking division and the Company’s overall performance, higher professional fees and an overall higher intangible and fixed assets related expenses. The table below summarizes the Company’s non-interest expense for the periods indicated.

Condensed Consolidated Non-Interest Expense (unaudited)

	Three Months Ended					Twelve Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2018
Salaries, wages and employee benefits	$72,973	$71,352	$67,516	$48,393	$48,044	$260,234	$172,318
Occupancy expense	7,267	7,729	7,752	5,602	5,633	28,350	20,897
Depreciation of premises and equipment	4,151	3,887	3,550	2,850	2,752	14,438	9,788
Marketing expenses	1,958	1,765	1,797	2,020	1,903	7,540	6,235
Data processing expenses	5,242	5,182	5,525	3,656	3,621	19,605	14,308
Legal, auditing and other professional fees	2,958	2,364	2,106	1,442	2,599	8,870	6,163
Bank regulatory related expenses	723	635	2,074	1,616	1,299	5,048	4,885
Debit, ATM and merchant card related expenses	1,362	1,382	1,304	1,453	1,657	5,501	4,253
Credit related expenses	879	795	760	729	165	3,163	1,502
Amortization of intangibles	4,552	4,229	4,435	2,814	2,989	16,030	10,018
Impairment on bank property held for sale	808	506	315	107	80	1,736	2,667
Other expenses	10,377	10,216	9,116	7,426	7,110	37,135	24,521
Subtotal	$113,250	$110,042	$106,250	$78,108	$77,852	$407,650	$277,555
Merger-related expenses	159	16,994	15,739	6,365	1,668	39,257	34,912
Total Non-Interest Expense	$113,409	$127,036	$121,989	$84,473	$79,520	$446,907	$312,467

Note:  Certain prior period amounts have been reclassified to conform to the current period presentation format.

CREDIT QUALITY AND ALLOWANCE FOR LOAN LOSSES

Non-performing assets (“NPAs”) totaled $43,870 at December 31, 2019, compared to $46,337 at September 30, 2019. NPAs as a percentage of total assets decreased to 0.26% at December 31, 2019, compared to 0.27% at September 30, 2019 and compared to 0.22% at December 31, 2018.

The table below summarizes selected credit quality data for the periods indicated.

	Ending Balance
Non-Performing Assets (1)	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Non-accrual loans	$36,916	$39,048	$26,334	$35,181	$23,567
Past due loans 90 days or more
and still accruing interest	1,692	473	—	—	—
Total non-performing loans (“NPLs”)	38,608	39,521	26,334	35,181	23,567
Other real estate owned (“OREO”)	5,092	6,558	5,881	5,981	2,909
Repossessed assets other than real estate	170	258	236	313	350
Total non-performing assets	$43,870	$46,337	$32,451	$41,475	$26,826

	Three Months Ended					Twelve Months Ended
Asset Quality Ratios (1)	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2018
Non-performing loans as percentage of total loans	0.33%	0.34%	0.23%	0.43%	0.29%
Non-performing assets as percentage of total assets	0.26%	0.27%	0.19%	0.33%	0.22%
Non-performing assets as percentage of loans and
OREO plus other repossessed assets	0.37%	0.39%	0.28%	0.51%	0.33%
Loans past due 30 thru 89 days and accruing interest
as a percentage of total loans	0.48%	0.52%	0.44%	0.42%	0.45%
Allowance for loan losses as percentage of NPLs	105%	106%	154%	113%	168%
Net charge-offs	$4,384	$2,354	$2,191	$771	$1,131	$9,700	$1,403
Net charge-offs as a percentage of average
loans for the period on an annualized basis	0.15%	0.08%	0.08%	0.04%	0.05%	0.09%	0.02%

(1)	Excludes PCI loans.

The ALLL totaled $40,655 at December 31, 2019, compared to $41,991 at September 30, 2019, a decrease of $1,336 due to loan loss provision expense of $3,048 and net charge-offs of $4,384. Of the fourth quarter charge-offs, $2,010 represented specific reserve allocations that had been identified and reserved in prior periods.  The changes in the Company’s ALLL components between December 31 and September 30, 2019 are summarized in the table below (unaudited).

	December 31, 2019			September 30, 2019			Increase (Decrease)
	Loan	ALLL		Loan	ALLL		Loan	ALLL
	Balance	Balance	%	Balance	Balance	%	Balance	Balance
Originated loans	$5,907,801	$37,151	0.63%	$5,479,813	$36,921	0.67%	$427,988	$230	(4) bps
Impaired originated loans	15,078	842	5.58%	14,925	1,204	8.07%	153	(362)	(249) bps
Total originated loans	5,922,879	37,993	0.64%	5,494,738	38,125	0.69%	428,141	(132)	(5) bps

Acquired loans (1)	5,914,534	1,400	0.02%	6,263,910	1,538	0.02%	(349,376)	(138)	– bps
Impaired acquired loans (2)	11,062	1,036	9.37%	14,776	2,095	14.18%	(3,714)	(1,059)	(481) bps
Total acquired loans	5,925,596	2,436	0.04%	6,278,686	3,633	0.06%	(353,090)	(1,197)	(2) bps

Total non-PCI loans	11,848,475	40,429		11,773,424	41,758		75,051	(1,329)
PCI loans	135,468	226		142,982	233		(7,514)	(7)
Total loans	$11,983,943	$40,655		$11,916,406	$41,991		$67,537	$(1,336)

(1)

Performing acquired loans recorded at estimated fair value on the related acquisition dates.  The total net unamortized fair value adjustment at December 31, 2019 was approximately $51,855 or 0.87% of the aggregate outstanding related loan balances.

(2)	These are loans that were acquired as performing loans that subsequently became impaired.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This press release contains financial information determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”), including adjusted net income, adjusted net income per share diluted, adjusted return on average assets, adjusted return on average equity, return on average tangible equity, adjusted return on average tangible equity, adjusted efficiency ratio, adjusted non-interest income, adjusted non-interest expense, adjusted net-interest income, tangible common equity, tangible common equity to tangible assets, common tangible equity per common share, tax equivalent yields on loans, securities and earning assets, and tax equivalent net interest spread and margin, which we refer to “Non-GAAP financial measures.” The tables below provide reconciliations between these Non-GAAP measures and net income, interest income, net interest income and tax equivalent basis interest income and net interest income, return on average assets, return on average equity, the efficiency ratio, total stockholders’ equity and tangible common equity, as applicable.

Management uses these Non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and enhance investors’ understanding of the Company’s core business and performance without the impact of merger-related expenses. Accordingly, management believes it is appropriate to exclude merger-related expenses because those costs are specific to each acquisition, vary based upon the size, complexity and other specifics of each acquisition, and are not indicative of the costs to operate the Company’s core business.

Non-GAAP measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these Non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

 Reconciliation of GAAP to non-GAAP Measures (unaudited):

	Three months ended					Twelve Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2018
Adjusted net income (Non-GAAP)
Net income (GAAP)	$71,132	$55,098	$54,523	$44,643	$50,651	$225,396	$156,435
(Gain) loss on sale of securities available for sale, net of tax	(10)	—	4	(13)	—	(19)	17
Gain on sale of deposits, net of tax	—	—	—	—	—	—	(465)
Merger-related expenses, net of tax	122	12,939	11,962	4,833	1,262	29,856	26,584
Deferred tax asset write down	987	—	—	—	—	987	—
Adjusted net income (Non-GAAP)	$72,231	$68,037	$66,489	$49,463	$51,913	$256,220	$182,571

Adjusted net income per share - Diluted
Earnings per share - Diluted (GAAP)	$0.56	$0.43	$0.42	$0.46	$0.52	$1.87	$1.76
Effect to adjust for gain on sale of deposits, net of tax	—	—	—	—	—	—	(0.01)
Effect to adjust for merger-related expenses, net of tax	—	0.10	0.09	0.05	0.02	0.25	0.31
Effect to adjust for deferred tax asset write down	0.01	—	—	—	—	0.01	—
Adjusted net income per share - Diluted (Non-GAAP)	$0.57	$0.53	$0.51	$0.51	$0.54	$2.13	$2.06

Adjusted return on average assets (Non-GAAP)
Return on average assets (GAAP)	1.63%	1.27%	1.30%	1.47%	1.64%	1.42%	1.43%
Effect to adjust for merger-related expenses, net of tax	—	0.30%	0.29%	0.16%	0.04%	0.18%	0.24%
Effect to adjust for deferred tax asset write down	0.03%	—	—	—	—	0.01%	—
Adjusted return on average assets (Non-GAAP)	1.66%	1.57%	1.59%	1.63%	1.68%	1.61%	1.67%

Explanation of Certain Unaudited Non-GAAP Financial Measures (continued)

	Three months ended					Twelve Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2018
Adjusted return on average equity (Non-GAAP)
Return on average equity (GAAP)	9.80%	7.56%	7.63%	9.05%	10.38%	8.47%	9.41%
Effect to adjust for gain on sale of deposits, net of tax	—	—	—	—	—	—	(0.03%)
Effect to adjust for merger and acquisition related expenses, net of tax	0.02%	1.78%	1.68%	0.98%	0.26%	1.12%	1.60%
Effect to adjust for deferred tax asset write down	0.13%	—	—	—	—	0.04%	—
Adjusted return on average equity (Non-GAAP)	9.95%	9.34%	9.31%	10.03%	10.64%	9.63%	10.98%

Return on average tangible equity (non-GAAP)
Net income (GAAP)	$71,132	$55,098	$54,523	$44,643	$50,651	$225,396	$156,435
Amortization of intangibles, net of tax	3,491	3,220	3,371	2,136	2,278	12,221	7,937
Adjusted net income for average tangible equity (Non-GAAP)	$74,623	$58,318	$57,894	$46,779	$52,929	$237,617	$164,372

Average stockholders' equity (GAAP)	$2,879,606	$2,902,333	$2,876,244	$2,000,411	$1,935,152	$2,667,709	$1,662,815
Average noncontrolling interest	—	(11,723)	(11,844)	—	—	(5,909)	—
Average goodwill	(1,204,417)	(1,204,417)	(1,203,052)	(802,880)	(802,880)	(1,105,068)	(673,115)
Average core deposit intangible	(93,355)	(97,483)	(103,369)	(65,116)	(67,648)	(89,929)	(58,463)
Average other intangibles	(4,644)	(4,682)	(4,602)	(2,934)	(2,947)	(4,222)	(1,504)
Average tangible equity (Non-GAAP)	$1,577,190	$1,584,028	$1,553,377	$1,129,481	$1,061,677	$1,462,581	$929,733

Return on average tangible equity (annualized) (Non-GAAP)	18.77%	14.61%	14.95%	16.80%	19.78%	16.25%	17.68%

Adjusted return on average tangible equity (non-GAAP)
Return on average tangible equity (Non-GAAP)	18.77%	14.61%	14.95%	16.80%	19.78%	16.25%	17.68%
Effect to adjust for gain on sale of deposits, net of tax	—	—	—	—	—	—	(0.05%)
Effect to adjust for merger-related expenses, net of tax	0.03%	3.24%	3.09%	1.74%	0.47%	2.04%	2.86%
Effect to adjust for deferred tax asset write down	0.25%	—	—	—	—	0.07%	—
Adjusted return on average tangible equity (Non-GAAP)	19.05%	17.85%	18.04%	18.54%	20.25%	18.36%	20.49%

Efficiency ratio (tax equivalent) (Non-GAAP)
Non-interest income (GAAP)	$50,329	$48,488	$37,943	$29,300	$32,396	$166,060	$105,127
Gain on sale of deposits	—	—	—	—	—	—	(611)
Adjusted non-interest income (Non-GAAP)	$50,329	$48,488	$37,943	$29,300	$32,396	$166,060	$104,516

Net interest income before provision (GAAP)	$157,925	$154,947	$158,681	$114,175	$115,682	$585,728	$413,082
Total tax equivalent adjustment	564	491	495	547	731	2,063	2,521
Adjusted net interest income (Non-GAAP)	$158,489	$155,438	$159,176	$114,722	$116,413	$587,791	$415,603

Non-interest expense (GAAP)	$113,409	$127,036	$121,989	$84,473	$79,520	$446,907	$312,467
Amortization of intangibles	(4,552)	(4,229)	(4,435)	(2,814)	(2,989)	(16,030)	(10,018)
Merger and acquisition related expenses	(159)	(16,994)	(15,739)	(6,365)	(1,668)	(39,257)	(34,912)
Adjusted non-interest expense (Non-GAAP)	$108,698	$105,813	$101,815	$75,294	$74,863	$391,620	$267,537

Efficiency ratio (tax equivalent) (Non-GAAP)	54.3%	62.3%	61.9%	58.7%	53.4%	59.3%	60.0%

Adjusted efficiency ratio, tax equivalent (Non-GAAP)	52.1%	51.9%	51.7%	52.3%	50.3%	51.9%	51.4%

Explanation of Certain Unaudited Non-GAAP Financial Measures (continued)

	Ending Balance
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Tangible common equity (Non-GAAP)
Total common stockholders' equity (GAAP)	$2,896,718	$2,857,702	$2,878,377	$2,027,552	$1,971,344
Goodwill	(1,204,417)	(1,204,417)	(1,204,417)	(802,880)	(802,880)
Core deposit intangible	(91,157)	(95,175)	(99,200)	(63,511)	(66,225)
Other intangibles	(4,507)	(4,700)	(4,620)	(2,996)	(2,953)
Common tangible equity (Non-GAAP)	$1,596,637	$1,553,410	$1,570,140	$1,158,165	$1,099,286

Total assets (GAAP)	$17,142,025	$17,420,376	$17,036,597	$12,587,637	$12,337,588
Goodwill	(1,204,417)	(1,204,417)	(1,204,417)	(802,880)	(802,880)
Core deposit intangible	(91,157)	(95,175)	(99,200)	(63,511)	(66,225)
Other intangibles	(4,507)	(4,700)	(4,620)	(2,996)	(2,953)
Total tangible assets (Non-GAAP)	$15,841,944	$16,116,084	$15,728,360	$11,718,250	$11,465,530

Common tangible equity to tangible assets (Non-GAAP)	10.1%	9.6%	10.0%	9.9%	9.6%
Common tangible equity per common share (Non-GAAP)	$12.76	$12.32	$12.17	$12.08	$11.49

	Three months ended
	Dec. 31, 2019	Sep. 30, 2019	Dec. 31, 2018
Tax equivalent yields (Non-GAAP)
Originated loans	$70,784	$67,723	$47,624
Acquired loans	88,677	91,104	59,682
PCI loans	8,224	7,652	9,448
Taxable securities	11,665	11,740	11,834
Tax-exempt securities	1,739	1,732	1,682
Fed funds sold and other	2,783	3,974	1,911
Interest income (GAAP)	$183,872	$183,925	$132,181
Tax equivalent adjustment for originated loans	316	266	411
Tax equivalent adjustment for acquired loans	39	23	38
Tax equivalent adjustment for tax-exempt securities	209	202	282
Tax equivalent adjustments	564	491	731
Interest income (tax equivalent) (Non-GAAP)	$184,436	$184,416	$132,912

Net interest income (GAAP)	$157,925	$154,947	$115,682
Tax equivalent adjustments	564	491	731
Net interest income (tax equivalent) (Non-GAAP)	$158,489	$155,438	$116,413

Yield on originated loans	4.83%	5.07%	4.73%
Effect from tax equivalent adjustment	0.02%	0.02%	0.04%
Yield on originated loans - tax equivalent (Non-GAAP)	4.85%	5.09%	4.77%

Yield on acquired loans	5.76%	5.58%	5.68%
Effect from tax equivalent adjustment	—	—	—
Yield on acquired loans - tax equivalent (Non-GAAP)	5.76%	5.58%	5.68%

Yield on tax exempted securities	3.12%	3.12%	3.07%
Effect from tax equivalent adjustment	0.37%	0.37%	0.52%
Yield on tax exempted securities - tax equivalent (Non-GAAP)	3.49%	3.49%	3.59%

Yield on interest earning assets (GAAP)	4.94%	4.96%	4.96%
Effect from tax equivalent adjustments	0.01%	0.02%	0.03%
Yield on interest earning assets - tax equivalent (Non-GAAP)	4.95%	4.98%	4.99%

Net interest spread (GAAP)	3.90%	3.79%	4.03%
Effect for tax equivalent adjustments	0.01%	0.02%	0.03%
Net interest spread (Non-GAAP)	3.91%	3.81%	4.06%

Net interest margin (GAAP)	4.24%	4.18%	4.35%
Effect from tax equivalent adjustments	0.01%	0.01%	0.02%
Net interest margin - tax equivalent (Non-GAAP)	4.25%	4.19%	4.37%

Net interest margin - tax equivalent (Non-GAAP)	4.25%	4.19%	4.37%
Effect of loan accretion	(0.48%)	(0.36%)	(0.50%)
Net interest margin excluding loan accretion (Non-GAAP)	3.77%	3.83%	3.87%

About CenterState Bank Corporation

CenterState operates as one of the leading Southeastern regional bank franchises headquartered in the state of Florida.  Both CenterState and its nationally chartered bank subsidiary, CenterState Bank, N.A. (the “Bank”), are based in Winter Haven, Florida, between Orlando and Tampa.  With over $17 billion in assets, the Bank provides traditional retail, commercial, mortgage, wealth management and SBA services throughout its Florida, Georgia and Alabama branch network and customer relationships in neighboring states.  The Bank also has a national footprint, serving clients coast to coast through its correspondent banking division.

For additional information contact John C. Corbett (CEO), Stephen D. Young (COO) or William E. Matthews (CFO) at 863-293-4710.

Forward Looking Statements

Information in this press release, other than statements of historical facts, may constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, CenterState’s plans, objectives, expectations and intentions, and other statements that are not historical facts.  Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “scheduled,” “plans,” “intends,” “anticipates,” “expects,” “believes,” estimates,” “potential,” or “continue” or negative of such terms or other comparable terminology.  All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of CenterState to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, the impact on failing to implement our business strategy, including our growth and acquisition strategy, including the merger with NCOM and its integration; the ability to successfully integrate our acquisitions, including that of NCOM; additional capital requirements due to our growth plans; the impact of an increase in our asset size to over $10 billion; the risks of changes in interest rates and the level and composition of deposits; loan demand, the credit and other risks in our loan portfolio and the values of loan collateral; the impact of us not being able to manage our risk; the impact on a loss of management or other experienced employees; the impact if we failed to maintain our culture and attract and retain skilled people; the risk of changes in technology and customer preferences; the impact of any material failure or breach in our infrastructure or the infrastructure of third parties on which we rely including as a result of cyber-attacks; or material regulatory liability in areas such as BSA or consumer protection; or other areas of legal or other liability as a result of law suits, other legal proceedings, or information-gathering requests, investigations and other proceedings by government and self-regulatory agencies, reputational risks from such failures or liabilities or other events; legislative and regulatory changes; general competitive, political, legal, economic and market conditions and developments; financial market conditions and the results of financing efforts; changes in commodity prices and interest rates; weather, natural disasters and other catastrophic events that may or may not be caused by climate change; and other factors discussed in our filings with the Securities and Exchange Commission under the Exchange Act. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in CenterState’s Annual Report on Form 10-K for the year ended December 31, 2018, and otherwise in our SEC reports and filings, which are available in the “Investor Relations” section of CenterState’s website, http://www.centerstatebanks.com. Forward-looking statements speak only as of the date they are made. You should not expect us to update any forward-looking statements.